PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To prospectus dated October 6, 2010)	Registration No. 333-167392

American DG Energy Inc.

500,000 Shares of Common Stock

Warrants to Purchase 500,000 Shares of Common Stock

We are offering directly to selected investors up to 500,000 shares of our common stock and warrants to purchase up to 500,000 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants). The common stock and the warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $3.25 per share. Each unit will be sold at a price of $2.50 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. We refer to the shares of common stock issued or issuable hereunder upon exercise of the warrants, and the warrants to purchase common stock issued hereunder, collectively, as the securities.

Our common stock is traded on the NYSE Amex Equities stock market, or NYSE Amex, under the symbol “ADGE.” On December 8, 2010, the last reported sale price of our common stock on the NYSE Amex was $3.16. Based on that price per share and based on 45,098,029 shares of outstanding common stock as of December 8, 2010, of which 32,929,940 shares are held by non-affiliates, the aggregate market value of our outstanding common stock held by non-affiliates was $104,058,610.

The units are being offered on a best efforts basis to certain institutional investors.  We have retained Canaccord Genuity Inc. as our placement agent in connection with this offering.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about factors you should consider before buying our securities.

	Per Unit	Total

Public offering price	$2.50	$1,250,000
Placement agent’s fee	$0.15	$75,000
Proceeds to us before expenses	$2.35	$1,175,000

We expect the total offering expenses payable by us, excluding the placement agent’s fee, to be approximately $175,000.  Because there is no minimum offering amount required as a condition to closing in this offering, the actual total public offering amount, placement agent’s fee and net proceeds to us in this offering may be less than the amounts set forth above. The placement agent is not required to place any specific number or dollar amount of units offered in this offering, but will use its best efforts to place the units. We, and not the placement agent, are selling the units in this offering pursuant to this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

The date of this prospectus supplement is December 9, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-167392) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on June 8, 2010, and, as amended, was declared effective on October 6, 2010.  Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $50 million of our securities.  We have not yet sold any securities under this shelf registration process.

This document is in two parts.  The first part is this prospectus supplement, which describes the terms of this offering of our common stock and warrants to purchase common stock, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference.  The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.  To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.  We have not, and the placement agent has not, authorized anyone to provide you with information that is different.  This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.  We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.  You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors’ section, starting on page S-6 of this prospectus supplement, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.   In this prospectus supplement and the accompanying prospectus, all references to “we,” “us,” “our,” and the “Company” refer to American DG Energy Inc. and its consolidated subsidiaries.

Overview

We distribute, own and operate clean, on-site energy systems that produce electricity, hot water, heat and cooling. Our business model is to own the equipment that we install at customers’ facilities and to sell the energy produced by these systems to the customers on a long-term contractual basis. We call this business the American DG Energy “On-Site Utility.”

We offer natural gas powered cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for use at the site. We also distribute and operate water chiller systems for building cooling applications that operate in a similar manner, except that the engine’s power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required.  By simultaneously providing electricity, hot water and heat, cogeneration systems also have a significant positive impact on the environment by reducing the carbon or CO2 produced by offsetting the traditional energy supplied by the electric grid and conventional hot water boilers.

Distributed generation of electricity, or DG, often referred to as cogeneration systems, or combined heat and power systems, or CHP, is an attractive option for reducing energy costs and increasing the reliability of available energy. DG has been successfully implemented by others in large industrial installations over 10 Megawatts, or MW, where the market has been growing for a number of years, and is increasingly being accepted in smaller size units because of technology improvements, increased energy costs and better DG economics. We believe that our target market (users of up to 1 MW) has been barely penetrated and that the reduced reliability of the utility grid, increasing cost pressures experienced by energy users, advances in new, low-cost technologies and DG-favorable legislation and regulation at the state and federal level will drive our near-term growth and penetration into our target market.

As of December 8, 2010, we operated 76 energy systems at 44 locations, representing approximately 5,175 kilowatts, or kW, 43.6 million British thermal units, or MMBtu’s, of heat and hot water and 3,220 tons of cooling.  kW is a measure of electricity generated, MMBtu is a measure of heat generated, and a ton is a measure of cooling generated. Due to the high efficiency CHP systems, the Environmental Protection Agency, or EPA, has recognized them as a means to improve the environment. We have estimated that our currently installed energy systems running at 100% capacity have the potential to produce approximately 28,200 metric tons of carbon equivalents, which is less than typical separate heat and power systems, resulting in emissions reductions equivalent to planting 5,780 acres of forest or removing the emissions of 4,640 automobiles.

We believe that our primary near-term opportunity for DG energy and equipment sales is where commercial electricity rates exceed $0.12 per kW hour, or kWh, which is predominantly in the northeast United States and California. Attractive DG economics are currently attainable in applications that include hospitals, nursing homes, multi-tenant residential housing, hotels, schools and colleges, recreational facilities, food processing plants, dairies and other light industrial facilities. Two CHP market analysis reports sponsored by the Energy Information Administration, or EIA, in 2000 detailed the prospective CHP market in the commercial and institutional sectors and in the industrial sectors.  These data sets were used to estimate the CHP market potential in the 100 kW to 1 MW size range for the hospitality, healthcare, institutional, recreational and light industrial facilities in California, Connecticut, Massachusetts, New Hampshire, New Jersey and New York, which are the states where commercial electricity rates exceed $0.12 per kWh. Based on those rates, those states define our market and comprise over 163,000 sites totaling 12.2 million kW of prospective DG capacity. This is the equivalent of an $11.7 billion annual electricity market plus a $7.3 billion heat and hot water energy market, for a combined market potential of $19 billion. The data used to calculate the company’s market potential are derived from the outside reports, but the calculation of the total market potential is estimated by the Company.

We believe that the largest number of potential DG users in the U.S. require less than 1 MW of electric power and less than 1,200 tons of cooling capacity. We are able to design our systems to suit a particular customer’s needs because of our ability to place multiple units at a site. This approach is part of what allows our products and services to meet changing power and cooling demands throughout the day (also from season-to-season) and greatly improves efficiency through a customer’s varying high and low power requirements.

We purchase energy equipment from various suppliers. The primary type of equipment used is a natural gas-powered, reciprocating engine provided by Tecogen Inc., or Tecogen. Tecogen is a leading manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems suitable for a variety of applications, including hospitals, nursing homes and schools. The internal combustion reciprocating engine is provided to Tecogen by General Motors.

As power sources that use alternative energy technologies mature to the point that they are both reliable and economical, we will consider employing them to supply energy for our customers. We regularly assess the technical, economic, and reliability issues associated with systems that use solar, micro-turbine or fuel cell technologies to generate power. In addition, we have secured the rights to market in both the United States and Europe certain technology under development by Ilios Inc., a majority-owned subsidiary of Tecogen that seeks to develop an ultra high-efficiency natural gas-driven heat pump for commercial and industrial applications utilizing advanced thermodynamic principles. This technology, if successfully developed, would be able to extract heat from the environment in order to supplement the chemical energy available in the natural gas.

In July 2010, we announced the formation EuroSite Power Inc., a subsidiary formed to introduce our On-Site Utility solution into the European market.

Corporate Information

We were organized as a Delaware corporation in July 2001. Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451, and our telephone number is (781) 622-1120. Our website address is www.americandg.com. The information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the Investor Relations section of our website as soon as reasonably practicable after they have been filed or furnished with the SEC.

The Offering

Common stock offered by us	500,000 shares

Common stock to be outstanding after this offering	49,598,029 shares

Warrants offered by us
Warrants to purchase 500,000 shares of common stock. The warrants will be exercisable during the period commencing six months after the date of original issuance and ending five years from the date such warrants become exercisable at an exercise price of $3.25 per share. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Use of proceeds
We currently intend to use the net proceeds of this offering for working capital purposes in connection with the development and installation of current and new energy systems such as cogeneration systems and chillers and for general corporate purposes which may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions.

Risk factors	See “Risk Factors” beginning on page S- 6 for a discussion of factors you should consider carefully when making an investment decision.

NYSE Amex symbol	ADGE

Unless we indicate otherwise, all information in this prospectus supplement is based on 45,598,029 shares of our common stock outstanding as of December 8, 2010, assumes the sale of the maximum number of shares of common stock offered hereby, does not include the 500,000 shares issuable upon the exercise of the warrants offered hereby, and excludes, as of September 30, 2010, the following:

•
 2,431,750 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $0.99 per share;

•	761,250 shares of common stock available for future grants under our stock option plans and stock incentive plans; and

•	58,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $3.00 per share.

RISK FACTORS

Before deciding to invest in our common stock, you should consider carefully the discussion of risks and uncertainties affecting us and our securities contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline.  The risks and uncertainties we discuss in the documents incorporated by reference are those that we currently believe may materially affect our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.  Please also consider the following additional risks specifically pertaining to the offering.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will pay a substantially higher price than the book value of our common stock.

If you purchase units in this offering, you will incur an immediate and substantial dilution in net tangible book value of $2.15 per share, assuming the sale by us of all 500,000 units offered hereby at a price to the public of $2.50 per unit.

An active market may not develop for the warrants, which may hinder your ability to liquidate your investment.

There is currently no trading market for the warrants and we do not intend to list them on any securities exchange or take any action required for them to be quoted on any quotation system.   We cannot assure you that any trading market will develop for the warrants. Even if a market for the warrants does develop, the liquidity of any such market for the warrants will depend upon, among other things, the number of holders of the warrants, our performance, the market for our common stock, the market for similar securities, the interest of securities dealers in making a market in the warrants and other factors.   If an active market for the warrants does not develop or is not maintained, the price and liquidity of the warrants may be adversely affected.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

We have issued a substantial number of shares of common stock, and shares issuable upon exercise of warrants and options to purchase our common stock, that are eligible for, or may become eligible for, unrestricted resale. On July 12, 2010, we sold 400,000 shares to an investor in a private placement pursuant to a subscription agreement, which granted certain registration rights to the investor. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for our common stock, as well as make future sales of equity securities by us less attractive or even not feasible. The sale of shares issued upon the exercise of our options and warrants could also further dilute the holdings of our then existing shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “seeks,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events at the time of such statements.  Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. You should pay particular attention to the risk factors that are included or incorporated by reference herein from our SEC filings. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,000,000 after deducting the placement agent’s fee and estimated offering expenses payable by us if we sell all 500,000 units offered in this offering (exclusive of proceeds, if any, from the exercise of warrants issued in this offering).

We currently intend to use the net proceeds of this offering for working capital purposes in connection with the development and installation of current and new energy systems such as cogeneration systems and chillers and for general corporate purposes which may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions.

Pending application of such proceeds, we expect to invest the proceeds in short-term, interest-bearing, investment-grade marketable securities or money market obligations.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the amount of cash, if any, generated internally from operations and the terms and availability of financing arrangements, as well as the amount of cash used in our operations. Our management will have broad discretion in the application of the net proceeds of this offering.  We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive or economic developments and other factors.

DILUTION

Purchasers of the units offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock.  Our net tangible book value (unaudited) as of September 30, 2010, was approximately $14,991,877, or $0.33 per share.  Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of September 30, 2010.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.  After giving effect to the sale by us of all 500,000 units offered in this offering at a price of $2.50 per unit (and assuming a value per share of common stock offered in each unit of $2.50 per share), and after deducting the placement agent’s fee and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2010 would have been approximately $15,991,877, or $0.35 per share.  This represents an immediate increase in the net tangible book value of $0.02 per share to our existing shareholders and an immediate dilution in net tangible book value of $2.15 per share to investors in this offering.  The following table illustrates this per share dilution:

Price per unit to investors	$2.50
Net tangible book value per share as of September 30, 2010	$0.33
Increase in net tangible book value per share attributable to this offering	$0.02
As adjusted net tangible book value per share as of March 31, 2010 after giving effect to this offering	$0.35
Dilution in net tangible book value per share to new investors	$2.15

The above table is based on 45,048,029 shares of our common stock outstanding as of September 30, 2010 and excludes, as of that date:

•
2,431,750 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $0.99 per share;

•	761,250 shares of common stock available for future grants under our stock option plans and stock incentive plans;

•	58,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $3.00 per share; and

•	500,000 shares of common stock issuable upon the exercise of the warrants offered hereby, at an exercise price of $3.25 per share.

To the extent that any options or warrants are exercised, new options are issued under our stock option or stock incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering up to 500,000 units, consisting of 500,000 shares of common stock and warrants to purchase an additional 500,000 shares of common stock.  Each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $3.25 per share. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which may qualify or limit the rights and privileges of our common stock are described under the captions “Description of Capital Stock” and “Description of Warrants” starting on page 6 of the accompanying prospectus.

Warrants

The warrants offered in this offering will be issued pursuant to a subscription agreement between each of the purchasers and us. You should review a copy of the form of subscription agreement and the form of warrant, each of which will be filed by us as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants.

Exercisability. Holders may exercise the warrants beginning on the date that is six months after the date of original issuance and at any time up to the date that is five years after the date such warrants become exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the applicable warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.9% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If at any time during the warrant exercisability period the holder is not permitted to sell shares of common stock issuable upon exercise of the warrant pursuant to the registration statement or pursuant to another registration statement that has been declared effective under Securities Act of 1933, as amended, and the fair market value of our common stock exceeds the exercise price of the warrants, the holder may elect to effect a cashless exercise of the warrants (in whole or in part) by surrendering the warrants to us together with delivery to us of a duly executed exercise notice, by canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $3.25 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the subscription agreements, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the warrants on the NYSE Amex, any national securities exchange or other nationally recognized trading system.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive as alternative consideration the number of shares of common stock of the successor or acquiring corporation or of the Company and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction the holder of the warrant has the right, exercisable at any time concurrently with or within thirty (30) days after the consummation of the fundamental transaction, to require us or any successor entity to purchase the warrant for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants representing at least a majority of the number of shares of our common stock then subject to outstanding warrants, provided that such amendment or waiver applies to all warrants in the same fashion. However, in no event may the exercise price of or the number of shares of our common stock subject to any warrant be amended, nor may the right to exercise that warrant be waived, without the written consent of the holder of that warrant.

PLAN OF DISTRIBUTION

We are offering the shares on a best efforts basis through Canaccord Genuity Inc. (“Canaccord Genuity”). Canaccord Genuity has agreed to act as the exclusive placement agent for the sale by us of up to 500,000 units, subject to the terms and conditions contained in a placement agency agreement dated as of December 9, 2010 between us and Canaccord Genuity. Canaccord Genuity is not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of units.

Canaccord Genuity proposes to arrange for the sale by us to one or more purchasers of the units offered by us pursuant to this prospectus supplement and the accompanying prospectus directly through agreements between the purchasers and us.

The placement agency agreement provides that the obligations of Canaccord Genuity and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates.

We will pay Canaccord Genuity a placement agent fee equal to 6% of the gross proceeds of the sale of units in this offering, plus the reimbursement of its expenses, including legal fees. In no event, however, will the total amount of compensation paid to Canaccord Genuity upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $75,000 are expected to be approximately $175,000, which includes our legal and accounting costs, the placement agent’s expenses and various other fees associated with registering and listing our shares of common stock. After deducting the placement agent’s fee and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1,000,000.

We have agreed to indemnify Canaccord Genuity against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments Canaccord Genuity may be required to make in respect of such liabilities.

We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the date of the placement agency agreement and ending 90 days thereafter (with such 90-day period being extended in certain circumstances), without the prior written consent of Canaccord Genuity, except, in the case of the Company, certain issuances of securities in connection with the acquisition by the Company are permitted, whether by stock purchase, merger or other transaction, not to exceed 10% of the number of shares of common stock outstanding on September 30, 2010.

The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we plan to file with the SEC in connection with this offering.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Our common stock is traded on the NYSE Amex under the symbol “ADGE.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester, LLP, Boston, Massachusetts. Certain matters will be passed upon for Canaccord Genuity by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The audited consolidated financial statements as of December 31, 2009 and 2008 and for the years then ended incorporated by reference herein have been so incorporated in reliance on the reports of Caturano and Company, Inc., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement on Form S-3, as amended, that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be viewed on the SEC’s website or inspected at the public reference room maintained by the SEC at the address set forth above. Statements contained in this prospectus supplement or the accompany prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference herein certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference herein is legally deemed to be a part hereof, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Our file number for filings we make with the SEC under the Exchange Act is 001-34493.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement.  If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded.  Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus is a part.

This prospectus supplement incorporates by reference the following reports and statements filed by us with the SEC:

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on November 19, 2010 (File No. 001-34493);

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on September 17, 2010 (File No. 001-34493);

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 31, 2010 (File No. 001-34493);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the SEC on November 10, 2010 (File No. 001-34493);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on August 13, 2010 (File No. 001-34493);

•	Our Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010, filed with the SEC on September 17, 2010 (File No. 001-34493);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 13, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on February 11, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on March 24, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on May 12, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on May 27, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on June 15, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on July 19, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on August 3, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on September 8, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on September 21, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K/A filed with the SEC on September 24, 2010 (File No. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on November 8, 2010 (File Nos. 001-34493);

•	Our Current Report on Form 8-K filed with the SEC on November 16, 2010 (File No. 001-34493);

•
The information identified as incorporated by reference under Items 10 through 14 of Part III of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, and from our Proxy Statement for the Company’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 30, 2010; and

•
The description of our common stock contained in our Form 8-A filed with the SEC on October 15, 2009 and including all amendments and reports filed for the purpose of updating such description (File No. 001-34493).

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to such documents. You should direct any requests for documents to American DG Energy Inc., Attention: Anthony Loumidis, 45 First Avenue, Waltham, Massachusetts 02451, telephone: (781) 622-1117.

PROSPECTUS

$50,000,000

Common Stock
Warrants

We may from time to time sell common stock and warrants to purchase common stock in one or more offerings for an aggregate initial offering price of $50,000,000. We refer to the common stock and the warrants to purchase common stock collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities to be offered and sold.

We may sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. In addition, selling  shareholders to be named in a prospectus supplement may offer and sell from time to time our common shares in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common shares by any selling shareholders.

Our common stock is traded on the NYSE Amex under the symbol “ADGE”.

Our business and an investment in the securities offered hereby involve significant risks. You should refer to the factors described in the section called “Risk Factors” contained in our Annual Report on Form 10-K, page 10, for our 2009 fiscal year that has been incorporated by reference in this prospectus. See “Risk Factors” at page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2010.

TABLE OF CONTENTS

About this Prospectus	1
Cautionary Note Regarding Forward-Looking Statements	1
About the Company	2
Risk Factors	2
Dividend Policy	2
Use of Proceeds	2
Dilution	3
The Securities We May Offer	3
Selling Shareholders	3
Description of Capital Stock	4
Description of Warrants	6
Legal Ownership of Securities	8
Plan of Distribution	8
Legal Matters	10
Experts	10
Incorporation of Documents by Reference	11
Where You Can Find More Information	12

ABOUT THIS PROSPECTUS

In this prospectus, references to the “company,” “we,” “us,” “our,” and “registrant” refer to American DG Energy Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We may offer any of the following securities: common stock or warrants to purchase common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Our logo, trademarks and service marks are the property of the Company. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events.  Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section called “Risk Factors” below and incorporated by reference herein from our SEC filings. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE COMPANY

We distribute and operate on-site cogeneration systems that produce both electricity and heat. Our business is to own the equipment that we install at customers’ facilities and to sell the energy produced by these systems to the customers on a long-term contractual basis. We call this business the American DG Energy “On-Site Utility”.

We offer a range of cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for on-site processes. We also distribute and operate water chiller systems that operate in a similar manner, except that the engine’s power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required. Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our most recent annual report on Form 10-K, all of which are on file with the SEC and are incorporated herein by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for installation of additional energy systems and for general corporate purposes and potential acquisitions of companies, products and technologies that complement our business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings the following securities:

•	common stock;

•	warrants to purchase common stock; or

•	any combination of the foregoing.

In this prospectus, we refer to the common stock and warrants collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $50,000,000.

SELLING SHAREHOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common shares by selling  shareholders. The applicable prospectus supplement will set forth, with respect to each selling shareholder:

•	the name of the selling shareholder;

•	the nature of any position, office or other material relationship which the selling shareholder will have had during the prior three years with us or any of our predecessors or affiliates;

•	the number of common shares owned by the selling shareholder prior to the offering;

•	the number of common shares to be offered for the selling shareholder’s account; and

•	the number of shares and (if one percent or more) the percentage of our common shares to be owned by the selling shareholder after completion of the offering.

DESCRIPTION OF CAPITAL STOCK

Under our certificate of incorporation, we are authorized to issue 100,000,000  shares of common stock, par value $0.001 per share, and 10,000,000  shares of preferred stock, par value $0.001 per share. The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our certificate of incorporation and by-laws, each as amended to date, as well as the Delaware General Corporation Law.

General

The following is a description of our capital stock and is a summary only. We refer in this section to our amended and restated certificate of incorporation as our charter, and we refer to our amended and restated by-laws as our by-laws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock is undesignated.

As of June 7, 2010, we had issued and outstanding 44,721,029 shares of common stock and no outstanding shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our charter provides that we may issue up to 10,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the stockholders:

•	the number of shares;

•	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

•	any qualifications, limitations or restrictions.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, will be available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of the Company. Our board could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests of the Company and stockholders. We have no current plans to issue any preferred stock.

Options

As of March 31, 2010, we had 2,308,000 options outstanding under our stock incentive plan at a weighted average exercise price of $0.70 per share. At March 31, 2010, there were 1,424,250 vested and exercisable stock options outstanding at a weighted average exercise price of $0.50 per share.

Warrants

 At March 31, 2010, we had 50,000 warrants outstanding at an exercise price of $3.00 per share that expire on February 24, 2012, and 8,000 warrants outstanding at an exercise price of $2.98 per share that expire on May 30, 2013.

Registration Rights

The Company is not a party to any registration rights agreements.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-Laws

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our charter provides that the directors elected may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors. Under our charter, any vacancy or newly created directorships on the board of directors can be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Our charter provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our charter and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chief executive officer, president, our chairman of the board, or a majority of our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our charter. The purpose of authorizing the board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select, which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern Time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

            Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

Street Name Holders

Investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

If you hold securities through a bank, broker or other financial institution in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders' consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future; and

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We or a selling shareholder may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We or any selling shareholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling shareholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may pay expenses incurred with respect to the registration of the common shares owned by any selling shareholders.

If so indicated in the applicable prospectus supplement, we or any selling shareholder will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling shareholder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004-1123; telephone: 212-509-4000.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sullivan & Worcester, LLP, Boston, Massachusetts.

EXPERTS

The financial statements of American DG Energy Inc. appearing in its Annual Report on Form 10-K for the year ended as of December 31, 2009, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Caturano and Company, P.C. (formerly known as Vitale, Caturano & Company, P.C.), independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus, as amended, and prior to the sale of all the shares covered by this prospectus.

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 31, 2010 (File No. 001-34493).

•	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the Commission on September 17, 2010 (File No. 001-34493).

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The information identified as incorporated by reference under Items 10 through 14 of Part III of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, and from the Company’s Proxy Statement for the Company’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 30, 2010.

•	The Company’s Current Report on Form 8-K filed with the SEC on February 11, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on March 24, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on May 12, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on May 27, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on June 15, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on July 19, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on August 3, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on September 8, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on September 21, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K/A filed with the SEC on September 24, 2010 (File No. 001-34493).

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on May 13, 2010 (File No. 001-34493).

•	The Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010, filed with the Commission on September 17, 2010 (File No. 001-34493).

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the Commission on August 13, 2010 (File No. 001-34493).

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The description of our common stock contained in our Form 8-A filed with the SEC on October 15, 2009 and including all amendments and reports filed for the purpose of updating such description (File No. 001-34493).

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information: Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s database system called EDGAR. Copies of the registration statement of which this prospectus forms a part and its exhibits, as well as of our annual reports, quarterly reports, proxy statements and other filings may be examined without charge by accessing the EDGAR database at www.sec.gov and on our own website at www.americandg.com. Our website is not a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Requests for such documents should be addressed in writing or by telephone to: Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

American DG Energy Inc.

500,000 Shares of Common Stock

Warrants to Purchase 500,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

December 9, 2010

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompany prospectus applicable to that jurisdiction.